Exhibit 31.1

CERTIFICATIONS

Chief Executive Officer Certification pursuant to
Section 302 of the Sarbanes-Oxley Act of 2002

I, Ricardo A. Verdaguer, certify that:

1.	I have reviewed this annual report on Form 10-K/A (Amendment No. 1) of Impsat Fiber Networks, Inc.;

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statement made, in light of the circumstances under which such statement were made, not misleading with respect to the period covered by this report.

April 16, 2007

/s/ Ricardo A. Verdaguer Ricardo A. Verdaguer President and Chief Executive Officer